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CONTACT:                      - OR -            INVESTOR RELATIONS COUNSEL:
Medis Technologies                              The Equity Group Inc.
Robert K. Lifton                                Adam Prior       (212) 836-9606
Chairman & CEO                                  Devin Sullivan   (212) 836-9608
(212) 935-8484

FOR IMMEDIATE RELEASE

                  MEDIS TECHNOLOGIES COMPLETES PRIVATE OFFERING

NEW YORK, NY -- JANUARY 13, 2004 -- MEDIS TECHNOLOGIES LTD. (NASDAQ:MDTL) announced today that it has raised in a private offering to seven institutional investors a total of $12,000,000 through the sale of 1.2 million shares of common stock. Medis plans to use the proceeds from the offering towards the costs associated with producing and marketing its fuel cell Power Pack products and refueling cartridges, as well as for additional working capital.

The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENT INVOLVE RISK AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE SUCCESSFUL COMPLETION OF PRODUCT DEVELOPMENT, THE SUCCESS OF PRODUCT TESTS, COMMERCIALIZATION RISKS, AVAILABILITY OF FINANCING AND RESULTS OF FINANCING EFFORTS. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS IS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC.

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